Press Release  Source: Datameg Corporation

Datameg Appoints Bob Nelson as Vice President Worldwide Sales for its QoVox Subsidiary

Monday February 27, 11:34 am ET

BOSTON--(BUSINESS WIRE)--Feb. 27, 2006--Datameg Corporation (OTCBB: DTMG - News) today announced that it has appointed Bob Nelson as Vice President, Worldwide Sales, for its QoVox subsidiary. Reporting to Jim Murphy, Chairman of Datameg, Nelson will be responsible for sales and marketing of QoVox's VoIP quality assurance technology suite to telecommunications service providers and enterprise customers.

Nelson brings to QoVox three decades of experience with leading telecom service providers including France Telecom, MCI International and Western Union International. At France Telecom he helped to successfully spearhead the carrier's market entry into the United States and Canada, generating $75 million in new business. Additionally, Nelson's successes include establishing major enterprise account relationships with Digital Equipment Corp, IBM, Kodak, Newbridge Networks and the Canadian Government.

Jim Murphy, Chairman of Datameg said, "We are fortunate to have Bob join QoVox at this important stage of our development. He brings a wealth of experience and contacts that cut across national boundaries, as well as impressive market and operational expertise that will help maximize the impact of QoVox's VoIP quality assurance technology suite in the market."

Bob Nelson commented, "I am delighted to join the QoVox team. Their impressive technical team, combined with the unique abilities of the VoIP quality assurance product suite will be of great value to both service providers and enterprise customers alike. QoVox will help set the standards for VOIP quality around the world."

About Datameg

Datameg Corporation (OTCBB: DTMG - News) is an emerging company focused on supplying products and related services that support critical network performance requirements in the rapidly converging voice, data and video communications industry. Specifically, through Datameg's wholly-owned subsidiary QoVox Corporation, the company designs, develops and offers network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice over Internet Protocol (VoIP). The VoIP industry critically depends on the ability to deliver voice service over the Internet infrastructure with the high quality that end-users have grown to expect with traditional telephony services. The company believes network monitoring for voice quality is a vital function for the successful commercial future of IP telephony. For more information, please visit www.datameg.com.

About QoVox

QoVox Corporation is pioneering the development of network monitoring and fault isolation tools and services for next generation network services. QoVox's solutions include network-wide fault identification, fault isolation and voice quality assurance products and services. With QoVox, service providers can deliver new applications, such as VoIP, with the reliability and quality that end-users have grown to expect from traditional circuit-switched telephony. QoVox is a wholly-owned subsidiary of Datameg Corporation and is headquartered in Raleigh, North Carolina. For more information, please visit www.qovox.com.

Certain statements contained herein are forward looking. These forward looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statements, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products, and changes in the VoIP industry. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission.

Contact:

Datameg Corporation

Jim Murphy, 941-575-4339

Email: jim.murphy@datameg.com

Source: Datameg Corporation